  As filed with the Securities and Exchange Commission on May 7, 1997
                                                 Registration No. 333-_____
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549
                           __________________________
                                    FORM S-3
                             REGISTRATION STATEMENT
                                     Under
                           The Securities Act of 1933
                           __________________________
                         SYLVAN LEARNING SYSTEMS, INC.
            (Exact name of registrant as specified in its charter)

    MARYLAND                                              52-1492296
(State of Incorporation)                    (I.R.S. Employer Identification No.)

                             1000 Lancaster Street
                           Baltimore, Maryland 21202
                                 (410) 843-8000
              (Address, including zip code, and telephone number,
       including area code, of registrant's principal executive offices)

                               Douglas L. Becker
              President, Co-Chief Executive Officer and Secretary
                         Sylvan Learning Systems, Inc.
                             1000 Lancaster Street
                           Baltimore, Maryland 21231
                                (410) 843-8000
           (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

Copies of all communications, including all communications sent to the agent for service, should be sent to:

                       Richard C. Tilghman, Jr., Esquire
                            Jill Cantor Nord, Esq.
                            Piper & Marbury L.L.P.
                            36 South Charles Street
                          Baltimore, Maryland  21201
                                (410) 539-2530

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: [_]

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933,other than securities offered in connection with dividend or interest reinvestment plans, check the following box: [_]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [_]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [_]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box: [_]


                                      CALCULATION OF REGISTRATION FEE
=============================================================================================================
Title of Shares to be Registered    Proposed Maximum Aggregate Offering Price    Amount of Registration Fee
-------------------------------------------------------------------------------------------------------------
Common Stock, $.01 par value              $9,642,923(1)                                  $2,923.00(1)
=============================================================================================================

(1) Calculated in accordance with Rule 457(b) and (o) of the Securities Act of 1933, as amended.

    The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
+ [Information contained herein is subject to completion or amendment. A + + registration statement relating to these securities has been filed with + + the Securities and Exchange Commission. These securities may not be sold +
+ nor may offers to buy be accepted prior to the time the registration       +
+ statement becomes effective. This prospectus shall not constitute an offer + + to sell or the solicitation of an offer to buy nor shall there be any sale + + of these securities in any jurisdiction in which such offer, solicitation + + or sale would be unlawful prior to registration or qualification under the +
+ securities laws of any such jurisdiction.]                                 +
++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++

                                                          Subject to Completion
                                                                    May 7, 1997

   PROSPECTUS



                            320,097 Shares


                         SYLVAN LEARNING SYSTEMS, INC.


                                  Common Stock

                                  ___________

     The shares of Common Stock of Sylvan Learning Systems, Inc. (the "Company") covered by this Prospectus are outstanding shares which may be offered and sold from time to time by the stockholders named herein. See "Selling Stockholders." The Company will not receive any proceeds from the sale of the shares by the Selling Stockholders.

     The Common Stock is quoted on the Nasdaq Stock Market (National Market) under the symbol "SLVN." On May 6, 1997 the last sale price for the Common Stock as reported on the Nasdaq Stock Market was $34.25 per share.

     The Company's Common Stock is quoted on the Nasdaq National Market under the symbol "SLVN." The Selling Stockholders may from time to time sell shares of the Common Stock offered hereby in transactions on the Nasdaq Stock Market, in privately-negotiated transactions or otherwise, in each case at negotiated prices. See "Plan of Distribution." The brokers or dealers through or to whom the shares of Common Stock covered hereby may be sold may be deemed "underwriters" within the meaning of the Securities Act of 1933, in which event all brokerage commissions or discounts and other compensation received by such brokers or dealers may be deemed underwriting compensation.

                                  ___________

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
                                  ___________

               The date of this Prospectus is           , 1997.

                             AVAILABLE INFORMATION

   The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "1934 Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Reports, proxy statements and other information filed by the Company with the Commission, including the reports and other information incorporated by reference into this Prospectus, can be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 and at its regional offices located at 7 World Trade Center, 13th Floor, New York, New York 10048 and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. Copies of such material can also be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 at rates prescribed by the Commission or from the Commission's Internet web site at http:\\www.sec.gov. The Common Stock of the Company is quoted on the Nasdaq National Market. Reports, proxy statements and other information concerning the Company can be inspected at the offices of the Nasdaq Stock Market, 1735 K Street, Washington, D.C. 20006. This Prospectus does not contain all the information set forth in the Registration Statement of which this Prospectus is a part and exhibits relating thereto which the Company has filed with the Commission. Copies of the information and exhibits are on file at the offices of the Commission and may be obtained, upon payment of the fees prescribed by the Commission, may be examined without charge at the offices of the Commission or through the Commission's Internet web site.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

   The following documents filed by the Company with the Commission (File No. 0-22844) pursuant to the 1934 Act are incorporated herein by reference:

   1. The Company's Annual Report on Form 10-K for the year ended December 31, 1996, as amended by its Annual Report on Form 10-K/A.

   2. The Company's Current Reports on Forms 8-K and 8-K/A dated January 28, 1997, relating to the Company's acquisition of Wall Street Institute.

   3. The Company's Current Report on Form 8-K dated April 17, 1997, relating to the Company's agreement to acquire I-R, Inc. and Independent Child Study Teams, Inc.

   4. The description of Common Stock contained in Item 4 of the Company's Registration Statement on Form 8-A, filed with the Commission under the 1934 Act; and

   5. All other documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the 1934 Act subsequent to the date of filing of the Registration Statement of which this Prospectus is a part and prior to the termination of the offering made hereby.

   The Company will provide without charge to each person to whom a copy of this Prospectus is delivered, upon the request of any such person, a copy of any or all of the documents which have been incorporated herein by reference, other than exhibits to such documents (unless such exhibits are specifically incorporated by reference into such documents). Requests for such documents should be directed to Sylvan Learning Systems, Inc., 1000 Lancaster Street, Baltimore, Maryland 21231, Attention: Chief Financial Officer, telephone: (410) 843-8000.

   Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

                                  THE COMPANY

   Sylvan Learning Systems, Inc. (the "Company" or "Sylvan") is a leading international provider of educational and testing services. The Company delivers a broad array of supplemental and remedial educational services and computer-based testing through three principal segments. Through its Core Educational Services segment, the Company designs and delivers individualized tutorial services to school-age children and adults through its 620 franchised and Company-owned Sylvan Learning Centers in 49 states, five Canadian provinces, and Hong Kong, South Korea and Guam. Sylvan Prometric, the Company's testing services segment, administers computer-based tests for major corporations, professional associations and governmental agencies through its network of certification centers, which are located throughout the world. In addition, the Company's Contract Educational Services segment now serves 72 schools and over 10,000 by educational services to public and non-public school districts receiving funding under federal and state programs and provides contract educational and training services on-site to employees of large corporations. In 1996, total system-wide revenues were approximately $285.5 million, composed of $165.7 million from core educational services ($139.5 million from franchised Learning Centers and $25.6 million from Company-owned Learning Centers, product sales and franchise sales fees), $87.0 million from testing services and $33.4 million from contract educational services.

   Core Educational Services. Sylvan is widely recognized as providing high quality educational services with consistent, quantifiable results, and has delivered its core educational service to more than 1,000,000 students primarily in grades three through eight over the past 17 years through both Company-owned and franchised Sylvan Learning Centers. The Company's core educational service segment provides supplemental instruction in reading, mathematics and reading readiness, featuring an extensive series of standardized diagnostic tests, individualized instruction, a student motivational system and continued involvement from both parents and the child's regular school teacher. As of December 31, 1996, there were a total of 620 Learning Centers in 49 states, five Canadian provinces, Hong Kong, South Korea and Guam operated by the Company or its franchisees. As of that date, there were 434 franchisees operating 581 Sylvan Learning Centers. As of December 31, 1996, Sylvan owned and operated 39 Learning Centers: five in Baltimore, six in Dallas, six in Los Angeles, five in the greater Philadelphia area, six in South Florida, six in the greater Washington, D.C. area and five in the greater Minneapolis area. As of December 31, 1996, nine of the Company-owned Learning Centers contained Technology Centers for computer-based testing. The Company may consider selected acquisitions of additional Learning Centers now operated by franchisees.

   Sylvan Prometric Testing Services. Sylvan has established 221 testing centers which are located in existing Learning Centers, 20 stand-alone testing centers and, with the acquisition of Drake Prometric, L.P. in December 1995, added an additional 990 testing centers, 594 of which are located in North America and the remainder in 95 foreign countries. In addition, Sylvan acquired contract rights from the National Association of Securities Dealers ("NASD") and assumed management of 56 NASD testing centers in April 1996. Pursuant to the NASD contract, the Company is in the process of reducing the number of these testing centers. The Company enters into contracts directly with the testing organization, such as Educational Testing Services ("ETS"), under which Sylvan receives a fee based upon the number of tests given. Principal customers for the Company's testing services in the information technology ("IT") industry are Novell, Inc. and Microsoft Corp. IT customers sponsor worldwide certification programs for various professionals such as network administrators and engineers, service technicians and instructors. Sylvan has been designated as the exclusive commercial provider of computer-based tests administered by ETS (excluding tests not currently offered by the College Board in computer-based format) so long as Sylvan is able to provide sufficient capacity to meet the demand of candidates seeking to take computer-based versions of tests. The Company is also one of two entities licensed by the FAA to deliver computer-based versions of various pilot and mechanic licensing tests for private aviation, and also provides testing services for organizations in many other fields, such as for computer professionals, medical laboratory technicians and military candidates.

   Effective December 1, 1996, the Company purchased the privately-held Wall Street Institute International, B.V. and its commonly controlled affiliates (collectively, "WSI"), a European based franchisor and operator of learning centers where English is taught through a combination of computer-based and live instruction. Typically, the instructional programs are approximately nine months to one year in duration. With more than 170 franchised centers in operation throughout Europe and Latin America, WSI had revenues of approximately $14.0 million for the fiscal year ended August 31, 1996.

   Contract Educational Services; PACE; Sylvan-At-Work. Under federal and various state funding programs to provide supplemental and remedial education to academically and economically disadvantaged students, such as the Title I (formerly Chapter I) program administered by the U.S. Department of Education, Sylvan has contracts to provide virtually the same core educational services offered at Sylvan Learning Centers to students in the following public schools:
22 Baltimore schools, 10 District of Columbia schools, seven schools in four districts in Texas and Maryland, 14 schools in Chicago, three schools in Newark, five St. Paul schools, two schools in Broward County, Florida, one school in New Orleans and schools in the Charleston, Oklahoma City and Richmond districts. Under the same funding programs, Sylvan contracts with public school districts to provide its services to parochial or private school students. In March, 1995, the Company acquired the PACE Group ("PACE"), a provider of educational and training services to large corporations throughout the United States. Services offered by PACE include racial and gender workplace diversity training and skills improvement programs such as writing, advanced reading, listening and public speaking. The Company's Sylvan-At-Work program, which has been offered since 1990, is a modified version of Sylvan's core educational service provided to businesses on-site. Programs are currently offered for Motorola, Inc., Texas Instruments Incorporated and Martin Marietta Energy Systems, Inc.

   The Company's principal executive offices are located at 1000 Lancaster Street, Baltimore, Maryland 21202, (410)843-8000.

                                USE OF PROCEEDS

   All of the proceeds from the sale of the shares of the Company's Common Stock offered hereby will be received by the Selling Stockholders. The Company will receive none of the proceeds from the sale of the shares of Common Stock.

                              SELLING STOCKHOLDERS

   The following table sets forth information regarding the beneficial ownership of the Company's Common Stock by the persons listed therein (the "Selling Stockholders") prior to this offering, the maximum number of shares of Common Stock to be sold by the Selling Stockholders hereby, and the beneficial ownership of the Company's Common Stock by the Selling Stockholders after this offering, assuming that all shares of Common Stock offered hereby are sold.

                                           Shares Beneficially                                   Shares Beneficially
                                           Owned Prior to Offering           Shares To           Owned After Offering
                                         ---------------------------        Be Sold In         ------------------------
Name and Address of Beneficial                                                 This
  Owner(1)                                 Number     Percent                Offering           Number        Percent
--------------------------------        ------------ -----------           ------------        --------      ----------
Alan B. Carter..........................   79,105        *                    39,553             39,552           *

Dr. Luigi T. Peccenini..................  714,884       2.9                  280,544            434,340          1.8
Torre Mapfre
Marina, 16-18, 18th Floor
08005 Barcelona, Spain

   Alan B. Carter acquired his shares of Common Stock pursuant to an Agreement and Plan of Reorganization effective as of December 31, 1996 (the "Carter Agreement"), by and among the Company, Carter Holdings, Inc. ("Carter") and Alan B. Carter, as sole stockholder of Carter.

Pursuant to the Carter Agreement, Carter was merged with and into the Company, and the Company acquired all of the outstanding stock of Carter from Mr. Carter in exchange for 79,105 shares of Common Stock of the Company, half of which are being offered in this Prospectus, as required by the Carter Agreement. As a result of the Company's acquisiton, Mr. Carter became and continues to be an employee of the Company. The Carter Agreement requires the Company to register the remaining shares Mr. Carter acquired pursuant to the Carter Agreement on or before January 29, 1998. Dr. Luigi T. Peccenini (together with Mr. Carter, the "Selling Stockholders") acquired an aggregate of 714,884 shares of Common Stock (the "WSI Shares") pursuant to the Agreement for Purchase and Sale of the Business of WSI, dated December 1, 1996 (the "WSI Agreement"). Pursuant to the WSI Agreement, 280,544 of the WSI Shares are being offered in this Prospectus. In connection with the Company's acquisition of WSI, Dr. Peccenini became and continues to be a consultant to the Company.


                              PLAN OF DISTRIBUTION

     The Company's Common Stock is quoted on the Nasdaq National Market under the symbol "SLVN." The Selling Stockholders may from time to time sell shares of Common Stock offered hereby in transactions on the Nasdaq Stock Market, in privately-negotiated transactions or otherwise, in each case at negotiated prices. The broker-dealers through or to whom the shares of Common Stock offered hereby may be sold may be deemed "underwriters" within the meaning of the Securities Act of 1933, in which event, all brokerage commissions or discounts and other compensation received by such broker-dealer may be deemed underwriting compensation.

     The Common Stock offered hereby will be sold by the Selling Stockholders acting as principal for their own account, and the Company will receive no proceeds from this offering. The Selling Stockholders will pay all applicable stock transfer taxes, transfer fees and brokerage commissions or discounts. The Company has agreed to bear the cost of preparing the Registration Statement of which this Prospectus is a part and all filing fees and legal and accounting expenses in connection with registration of the shares of Common Stock offered by the Stockholders hereby under federal and state securities laws.

                                 LEGAL MATTERS

     The legality of the shares offered hereby has been passed upon for the Company by Piper & Marbury L.L.P., Baltimore, Maryland.

                                    EXPERTS

     The consolidated financial statements and schedule of Sylvan Learning Systems, Inc. appearing in the Annual Report of Sylvan Learning Systems, Inc. (Form 10-K) for the year ended December 31, 1996 have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon included therein and incorporated herein by reference. Such consolidated financial statements have been incorporated herein by reference in reliance upon such reports given upon the authority of such firm as experts in accounting and auditing.

================================================================================

                                320,097 Shares



                                SYLVAN LEARNING
                                 SYSTEMS, INC.


                                 Common Stock



                                  PROSPECTUS




                                         , 1997


     No person has been authorized by the Company to give any information or to make any representations other than those contained in this Prospectus in connection with the offer contained in this Prospectus, and if given or made, such information or representations may not be relied upon as having been authorized by the Company. This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy any of the securities in any jurisdiction in which such offer or solicitation is not authorized, or in which the person making such offer or solicitation is not qualified to do so, or to any person to whom it is unlawful to make such offer or solicitation. Neither the delivery of this Prospectus nor any sale made hereunder shall create an implication that there has been no change in the affairs of the Company since the date hereof.



                        -------------------------------




                               TABLE OF CONTENTS

                                                                           Page
                                                                           ----

Available Information.....................................................  2
Incorporation of Certain
 Documents by Reference...................................................  2
The Company...............................................................  3
Use of Proceeds...........................................................  4
Selling Stockholders......................................................  4
Plan of Distribution......................................................  4
Legal Matters.............................................................  5
Experts...................................................................  5


================================================================================

                     INFORMATION NOT REQUIRED IN PROSPECTUS


     Item 14.  Other Expenses of Issuance and Distribution.


     The following table sets forth the expenses in connection with this Registration Statement. The Company will pay all expenses of the offering. All of such expenses are estimates, other than the filing fees payable to the Securities and Exchange Commission.



     Filing Fee-Securities and Exchange Commission..........   $ 2,923
     Nasdaq Listing Fees....................................     6,402
     Fees and Expenses of Counsel...........................     5,000
     Miscellaneous Expenses.................................     4,675
                                                               -------
      TOTAL.................................................   $19,000
                                                               =======

     Item 15.  Indemnification of Directors and Officers.



     The Company's Charter provides that, to the fullest extent that limitations on the liability of directors and officers are permitted by the Maryland General Corporation Law, no director or officer of the Company shall have any liability to the Company or its stockholders for monetary damages. The Maryland General Corporation Law provides that a corporation's charter may include a provision which restricts or limits the liability of its directors or officers to the corporation or its stockholders for money damages except: (1) to the extent that it is provided that the person actually received an improper benefit or profit in money, property or services, for the amount of the benefit or profit in money, property or services actually received, or (2) to the extent that a judgment or other final adjudication adverse to the person is entered in a proceeding based on a finding in the proceeding that the person's action, or failure to act, was the result of active and deliberate dishonesty and was material to the cause of action adjudicated in the proceeding. The Company's Charter and By-laws provide that the Company shall indemnify and advance expenses to its currently acting and its former directors to the fullest extent permitted by the Maryland General Corporation Law and that the Company shall indemnify and advance expenses to its officers to the same extent as its directors and to such further extent as is consistent with law.

     The Charter and By-laws provides that the Company will indemnify its directors and officers and may indemnify employees or agents of the Company to the fullest extent permitted by law against liabilities and expenses incurred in connection with litigation in which they may be involved because of their offices with the Company. In addition, the Company's Charter provides that its directors and officers will not be liable to stockholders for money damages, except in limited instances. However, nothing in the Charter or By-laws of the Company protects or indemnifies a director, officer, employee or agent against any liability to which he would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office. To the extent that a director has been successful in defense of any proceeding, the Maryland General Corporation Law provides that he shall be indemnified against reasonable expenses incurred in connection therewith.

     Item 16.  Exhibits.

Exhibit No.                                         Description
-----------                                         -----------

   3.1             Articles of Amendment and Restatement*

   3.2             Amended and Restated By-Laws*

   4.1             Specimen Stock Certificate*

   4.2 Agreement and Plan of Reorganization dated as of December 31, 1996 by and among the Registrant, Carter Holdings, Inc.
                   and the stockholders named therein.

   4.3 Agreement for Purchase and Sale of the Business of Wall Street Institute International, B.V. and affiliated companies ("WSI") dated as of December 1, 1996 by and among the Registrant, WSI and the stockholder named therein.**

   5.1 Opinion of Piper & Marbury L.L.P. regarding the legality of the securities being registered.

   23.1            Consent of Ernst & Young LLP.

   23.2            Consent of Piper & Marbury L.L.P. (included in Exhibit 5.1)

   24.1            Power of Attorney

--------------

* Incorporated by reference to the Registrant's Registration Statement on Form S-1 (No. 33-69558), filed on September 28, 1993.

** Incorporated by reference to the Registrant's Current Report on Form 8-K dated January 28, 1997 and filed on February 4, 1997.

     Item 17.  Undertakings.

     (a) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange of
1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suite or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     (c)   The undersigned Registrant hereby undertakes that:

           (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

           (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (d)   The undersigned registrant hereby undertakes:

           (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;

                 (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

                 (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                 (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                 Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs in contained in periodic reports filed by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") that are incorporated by reference in the registration statement.

           (2) That for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

           (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement or Amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in Baltimore, Maryland, on this 6th day of May, 1997.


                     SYLVAN LEARNING SYSTEMS, INC.



                     By  /s/ R. Christopher Hoehn-Saric
                        ---------------------------------------------
                        R. Christopher Hoehn-Saric, Chairman of the
                             Board and Co-Chief Executive Officer



     Know all men by these presents, that each person whose signature appears below constitutes and appoints R. Christopher Hoehn-Saric and Douglas L. Becker (with full power to each of them to act alone) as his true and lawful attorney-in-fact and agent, with full power of substitution, for him and in his name, place and stead in any and all capacities to sign any or all amendments or post-effective amendments to this Registration Statement, including post-effective amendments filed pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, to sign any and all applications, registration statements, notices or other document necessary or advisable to comply with the applicable state securities laws, and to file the same, together with all other documents in connection therewith, with the appropriate state securities authorities, granting unto said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, thereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.


         Signature                                         Title                                    Date
         ---------                                         -----                                    ----
                                        Co-Chief Executive Officer and Chairman of the
/s/ R. Christopher Hoehn-Saric          Board of Directors (Principal Executive Officer)     May 6, 1997
------------------------------
R. Christopher Hoehn-Saric

                                           Co-Chief Executive Officer President,
/s/ Douglas L. Becker                             Secretary and Director                     May 6, 1997
---------------------------
Douglas L. Becker
                                         Chief Financial Officer (Principal Financial
/s/ B. Lee McGee                                and Accounting Officer)                      May 6, 1997
---------------------------
B. Lee McGee


                                                        Director
--------------------------
Donald V. Berlanti

                                                        Director
--------------------------
R. William Pollock




         Signature                                         Title                                            Date
         ---------                                         -----                                            ----
                                                        Director
--------------------------
J. Phillip Samper

/s/ Nancy A. Cole                                       Director                                    May 7, 1997
--------------------------
Nancy A. Cole

/s/ James H. McGuire                                    Director                                    May 7, 1997
--------------------------
James H. McGuire


                                     II-5

                                 EXHIBIT INDEX

Exhibit No.                               Description
-----------                               -----------
   3.1            Articles of Amendment and Restatement*

   3.2            Amended and Restated By-Laws*

   4.1            Specimen Stock Certificate*


   4.2            Agreement and Plan of Reorganization dated as of December 31,
                  1996 by and among the Registrant, Carter Holdings, Inc.
                  and the stockholders named therein.

   4.3            Agreement for Purchase and Sale of the Business of Wall
                  Street Institute International, B.V. and affiliated companies ("WSI") dated as of December 1, 1996 by and among the Registrant, WSI and the stockholder named therein.**

   5.1 Opinion of Piper & Marbury L.L.P. regarding the legality of the securities being registered.

   23.1           Consent of Ernst & Young L.L.P.

   23.2           Consent of Piper & Marbury L.L.P. (included in Exhibit 5.1)

   24.1           Power of Attorney**
-------------------

* Incorporated by reference from the Registrant's Registration Statement on Form S-1 (No. 33-69558), filed on September 28, 1993.

** Incorporated by reference to the Registrant's Current Report on Form 8-K dated January 28, 1997 and filed on February 4, 1997.
                                     II-6